Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Contact:	Media Contact:
Wayne McDougall, CFO	John Heilshorn/Jody Burfening	Carol McGarry/Lauren Arnold
Angela Girard	Lippert/Heilshorn & Associates	Schwartz Communications
MapInfo Corporation	212-838-3777	781-684-0770
518-285-6000	jody@lhai.com	mapinfo@schwartz-pr.com
investor@mapinfo.com

MapInfo Corporation Reports Revenue Increase of 24 Percent and
EPS of $0.03 for the Third Quarter

TROY, NY-July 22, 2003-MapInfo Corporation (Nasdaq: MAPS) today reported earnings per share of $0.03 for the third quarter of fiscal 2003 on a 24 percent gain in revenue over the third quarter last year.

Financial highlights for the quarter include:

  Revenues were further diversified among telecommunications, retail and public sector, with telecommunications and retail each contributing 21 percent and public sector contributing 15 percent to the total.

  Deferred revenue was $12.9 million at the end of the quarter, a record level for the company.

  Cash from operations grew by $3.7 million during the quarter, bringing cash and investments to $32.2 million as of the end of the quarter.

Revenues for the third quarter of fiscal 2003 were $28.3 million compared to $22.7 million for the prior year third quarter. The company reported net income of $480,000, or $0.03 per share, versus a net loss of $506,000, or $0.03 loss per share, in the same quarter last year.

Revenues for the nine months ended June 30, 2003 were $76.2 million, an 11 percent increase over the $69.0 million reported for the same period last year. Net loss for the nine months ended June 30, 2003 was $2.2 million, or $0.14 per share, compared to $2.4 million or $0.16 per share in the same period last year.

-more-

"We achieved our objective of producing operating and bottom line profitability this quarter on both sequential and year-over-year revenue growth," said Mark Cattini, president and chief executive officer. "In addition, our strategy of diversifying the revenue stream is paying dividends: revenue levels from our three major verticals, retail, telecommunications and public sector markets are growing; and, we are securing orders in the under-penetrated financial services and homeland security markets."

Added Cattini, "In Predictive Analytics, we are pleased with the Thompson integration and delivered cross product offerings this quarter through an integrated MapInfo-Thompson sales approach, laying the groundwork for cross-selling to MapInfo and Thompson customers. In LBS, we received an order from a second Vodafone operator for the StreetGuide application and are developing plans to capitalize on the growing interest among our customers and prospects for the deployment of an enterprise location service capability."

Concluded Cattini, "We are encouraged by our prospects for sustainable revenue increases and profitability based on this quarter's performance and the expanding set of growth opportunities that lie ahead. Next quarter, having completed a comprehensive evaluation of strategic priorities and investments, we will lay out our goals and financial outlook for fiscal 2004."

Fiscal 2003 Guidance

For the fourth quarter of fiscal 2003, MapInfo anticipates a modest sequential increase in revenues and net income between $0.05 and $0.07 per share. As a result, for the full fiscal year, MapInfo expects to report revenues in the range of $105 to $106 million versus $92.6 million in revenues in fiscal 2002, and a net loss of $0.07 to $0.09 per share, including severance and restructuring charges of $0.08 per share.

Conference Call

The MapInfo Third Fiscal Quarter Earnings Conference Call will be held at 8:30AM (EDT) on Tuesday, July 22, 2003. The conference call will be Webcast live at www.vcall.com. A recording of the call will be available starting at 12:00N (EDT) on July 22, 2003 through 5:30PM (EDT) on August 5, 2003. To access the recording, domestic callers may dial into 800-642-1687 and international callers into 706-645-9291 (Code: 1651562). Replays of the Webcast are also available at www.vcall.com for 14 days following the call and at www.mapinfo.com/investors.

About MapInfo

MapInfo Corporation is a global software company that integrates software, data and services to help customers realize greater value from location-based information and drive more insightful decisions. MapInfo solutions are available in 20 languages through a network of strategic partners and distribution channels in 60 countries. Headquartered in Troy, NY, MapInfo Corporation is on the World Wide Web at www.mapinfo.com.

Of Note

This press release contains forward-looking statements that involve a number of risks and uncertainties, including any statement that is not a statement of historical fact, such as statements concerning the Company's continued progress in diversifying revenues, the prospects of the financial services and homeland security markets, the potential beneficial effects of the Company's acquisition of Thompson Associates, plans regarding the deployment of an enterprise location service and expectations and projections regarding the anticipated financial results of the Company and its subsidiaries, including all of the statements under the heading "Fiscal 2003 Guidance." Among the important factors that could cause actual results to differ from those indicated by such forward-looking statements are: deteriorating economic conditions; a continuing slowdown in technology spending; a lengthening in customers' decision cycles; delays in product development schedules; pricing pressures; currency exchange rates and other international risks; reduced demand and uncertainties in the telecommunications industry; risks associated with cost reduction measures; risks associated with reorganization; risks and uncertainties associated with the financial services and homeland security markets and the Predictive Analytics and LBS markets, including the continuation of the relationships between MapInfo and its partners; unanticipated problems relating to the integration of the technologies of MapInfo and its partners; the adoption rate of mobile location services by wireless providers; a reduction in capital resources; risks and uncertainties associated with acquisitions, including the Company's ability to successfully integrate Thompson Associates, retain Thompson Associates' customers and employees and realize possible synergies and cost savings; litigation involving the Company; potential acquisitions undertaken by the Company; and the other risk factors detailed in the Company's Annual Report on Form 10-K for fiscal 2002 and Form 10-Q for the period ended March 31, 2003. MapInfo takes no responsibility to update any forward-looking statements.

- tables to follow -
MapInfo Corporation and Subsidiaries Income Statements (in thousands, except per share data) (unaudited)

	Three Months		Nine Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

Net revenues	$ 28,264	$ 22,717	$ 76,229	$ 68,987
Cost of revenues	8,733	6,077	22,689	18,564

Gross profit	19,531	16,640	53,540	50,423

Operating expenses:
Research and development	5,243	4,937	15,320	15,188
Selling and marketing	10,080	9,723	30,406	29,521
General and administrative	3,512	3,135	11,789	10,024

Total operating expenses	18,835	17,795	57,515	54,733

Operating income (loss)	696	(1,155)	(3,975)	(4,310)
Other income (expense) - net	78	(76)	505	102

Income (loss) before provision for income taxes	774	(1,231)	(3,470)	(4,208)
Provision for (benefit from) income taxes	294	(725)	(1,319)	(1,767)

Net income (loss)	$ 480	$ (506)	$ (2,151)	$ (2,441)

Earnings (loss) per share	$ 0.03	$ (0.03)	$ (0.14)	$ (0.16)

Average shares outstanding	15,551	15,137	15,256	15,026

MapInfo Corporation and Subsidiaries
Balance Sheets
(in thousands)

	June 30,	September 30,
	2003	2002

ASSETS	(unaudited)
Current Assets:
Cash and investments	$ 32,232	$ 36,129
Receivables	22,452	18,923
Inventories	304	494
Other current assets	4,390	4,241

Total current assets	59,378	59,787
Property and equipment - net	26,847	25,952
Product development costs - net	196	364
Deferred income taxes	14,054	13,268
Goodwill - net	21,341	12,104
Other intangible assets - net	3,845	1,585
Investments and other assets	3,956	3,618

Total assets	$ 129,617	$ 116,678

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$ 1,412	$ -
Accounts payable and accrued expenses	21,211	18,444
Deferred revenue	12,722	9,877

Total current liabilities	35,345	28,321
Long-term debt	17,220	10,500
Deferred revenue, long term	178	450
Other long-term liabilities	999	316

Total liabilities	53,742	39,587

Stockholders' Equity:
Common stock	31	30
Paid-in capital	52,211	51,653
Retained earnings	23,890	25,888

	76,132	77,571
Less treasury stock, at cost	257	480

Total stockholders' equity	75,875	77,091

Total liabilities and stockholders' equity	$ 129,617	$ 116,678